Exhibit 10.2

Reinstatement and First Amendment to Purchase and Sale Agreement

THIS REINSTATEMENT AND FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is made and entered into this 20th day of November, 2018 by and among LSOP 3 FL 3, LLC, a Delaware limited liability company, LSOP 3 FL 7, LLC, a Delaware limited liability company, and LSOP 3 FL 8, LLC, a Delaware limited liability company (collectively, “Seller”) and Plymouth Industrial REIT, Inc., a Maryland corporation (“Buyer”).

Whereas, Seller and Buyer entered into that certain Purchase and Sale Agreement dated November 1, 2018 (the “Agreement”) with respect to the purchase and sale of certain real property more particularly described therein (the “Project”); and

Whereas, Seller terminated the Agreement pursuant to that certain termination letter to Buyer dated November 14, 2018 (the “Termination Letter”); and

Whereas, Buyer and Seller desire to (i) reinstate the Agreement on the terms and conditions set forth therein, and (ii) amend the Agreement as more particularly set forth in this Amendment.

Now therefore, for Ten and 00/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer intending to be legally bound, do hereby amend the Agreement as follows:

1.               Recitals. The recitals set forth above are true and correct and are incorporated herein by this reference.

2.               Defined Terms. Capitalized terms used herein and not otherwise defined shall have the meanings defined to such terms in the Agreement.

3.               Seller Cure Exceptions. The definition of “Seller Cure Exceptions” shall be deleted in Section 1.1 of the Agreement and replaced with the following:

“‘Seller Cure Exceptions’: (i) Monetary Liens, (ii) other exceptions to title contained or disclosed in any update of the Title Commitment delivered before Closing, that (A) are caused by any Seller after the Effective Date in violation of this Agreement, (B) will be omitted from the Title Policy upon delivery of the Title Affidavit, or (C) Seller agrees in writing to cure or to cause the Title Company to omit from, or insure over in, the Title Policy, and (iii) the following Notices of Commencement recorded in the Duval County, Florida official records: (A) Notice of Commencement recorded on January 29, 2018 in Official Records Book 18264, Page 1713, (B) Notice of Commencement recorded on May 03, 2018 in Official Records Book 18374, Page 1746, and (C) Notice of Commencement recorded on May 03, 2018 in Official Records Book 18374, Page 1747.”

4.               Expiration of Study Period. Buyer (i) acknowledges and agrees that, notwithstanding anything to the contrary contained in the Agreement, the Study Period has expired and the Approval Date has occurred and ended as of the date and time of this Amendment, and (ii) waives its rights to terminate the Agreement pursuant to Section 5.4 thereof. Buyer waives any claim that Section 5.1 of the Agreement has been breached by Seller.

5.               Initial Deposit. Buyer shall deliver the Initial Deposit to Escrow Agent by bank wire transfer no later than 12:00 PM EST on November 21, 2018.

6.               Roof Credit. The following provision shall be inserted to the Agreement immediately following the last sentence of the existing Section 7.2:

“At Closing, Seller shall credit Buyer the amount of Three Hundred Twenty-Five Thousand and 00/100 Dollars ($325,000.00) against the Purchase Price.”

7.               Property Related Estoppels. The following is added as a new Section 11.7 to the Agreement:

“11.7 Property Related Estoppels. Seller hereby agrees to deliver an estoppel prepared by Buyer in form and substance reasonably acceptable to Buyer and Seller to any association or counterparty to: (i) that certain Declaration of Covenants and Restrictions for Center Point Business Park dated as of March 5, 1992, recorded in the Duval County, Florida official records in Volume 7284 at Page 1931, as amended and supplemented; and (ii) that certain Declaration of Covenants, Restrictions and Easements for Liberty Business Park dated as of June 24, 2016, recorded in the Duval County, Florida official records in Book 17615 at Page 2244, and re-recorded in Book 18410 at Page 205; and Seller shall thereafter use commercially reasonable efforts to obtain such estoppels prior to Closing; provided, however, that the receipt of such estoppels shall not be a condition to Closing, and neither the failure of any association or counterparty to deliver an estoppel, nor the unwillingness of any association or third party to deliver the estoppel in the form requested by Buyer without modification, shall be deemed a default by Seller hereunder. In the event Seller is unable to obtain such executed estoppels prior to Closing, then Seller hereby agrees that the following shall be added as a new Seller representation and warranty under Section 9.1.11 to this Agreement:

9.1.11 Property Association. To Seller’s Knowledge, as of the Closing Date, there are no outstanding payments owed by Seller pursuant to, or violations by Seller of any of the covenants contained in, (i) that certain Declaration of Covenants and Restrictions for Center Point Business Park dated as of March 5, 1992, recorded in the Duval County, Florida official records in Volume 7284 at Page 1931, as amended and supplemented, and/or (ii) that certain Declaration of Covenants, Restrictions and Easements for Liberty Business Park dated as of June 24, 2016, recorded in the Duval County, Florida official records in Book 17615 at Page 2244, and re-recorded in Book 18410 at Page 205.”

8.       Miscellaneous.

(a)             This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors, successors-in-title, representatives and permitted assigns. In the event of any inconsistency or conflict between the terms of this Amendment and of the Agreement, the terms of this Amendment shall control. The Agreement, as amended by this Amendment, constitutes and contains the sole and entire agreement of the parties hereto with respect to the subject matter hereof and no prior or contemporaneous oral or written representations or agreements between the parties and relating to the subject matter hereof shall have any legal effect. Except as hereinabove provided, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect, and are hereby ratified and confirmed by the parties hereto.

(b)            This Amendment may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatories to the same counterpart. Delivery of an executed counterpart of this Amendment by e-documents, telefacsimile or electronic pdf shall be equally as effective as delivery of any original executed counterpart. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Amendment to physically form one (1) document. This Amendment shall be governed and construed in accordance with the laws of the State of Florida.

(c)             To the extent of the facts and circumstances known to the parties as of the date of this Amendment, each Party (a) waives and releases any claim that the other Party is in default or breach of the Agreement, and (b) acknowledges and agrees that the other Party has acted in good faith in all respects in connection with the Agreement.

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The Buyer and Seller have executed this Reinstatement and First Amendment to Purchase and Sale Agreement as of the date and year first written above.

SELLER:

LSOP 3 FL 3, LLC,

a Delaware limited liability company

By: /s/ Barry P. Marcus

Name: Barry P. Marcus

Title: Senior Vice President

LSOP 7 FL 7, LLC,

a Delaware limited liability company

By: /s/ Barry P. Marcus

Name: Barry P. Marcus

Title: Senior Vice President

LSOP 3 FL 8, LLC,

a Delaware limited liability company

By: /s/ Barry P. Marcus

Name: Barry P. Marcus

Title: Senior Vice President

BUYER: PLYMOUTH INDUSTRIAL REIT, INC., a Maryland corporation By: /s/ Pendleton P. White, Jr. Name: Pendleton P. White, Jr. Title: President, Chief Investment Officer

The undersigned hereby acknowledges receipt of, and agrees to be bound by, the foregoing Reinstatement and First Amendment to Purchase and Sale Agreement in the performance of its duties as Escrow Agent under the Agreement.

FIRST AMERICAN TITLE INSURANCE COMPANY

By:       /s/ Andrew D. Jaeger

Name: Andrew D. Jaeger

Title: Vice President